UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2019
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
Spectrum Pharmaceuticals, Inc. (the “Company”) previously announced on January 17, 2019, that it had entered into an agreement, by and among Acrotech Biopharma LLC, a Delaware limited liability company (the “Buyer”), Aurobindo Pharma USA, Inc., a Delaware corporation (the “Parent Guarantor”), and the Company (the “Purchase Agreement”). Pursuant to the Purchase Agreement the Buyer would acquire certain assets and liabilities related to various hematology/oncology products of the Company, including BELEODAQ ®, EVOMELA ®, FOLOTYN ®, MARQIBO ®, FUSILEV ®, KHAPZORY™ and ZEVALIN ® (the “Product Portfolio”). The Purchase Agreement also required the Buyer to make offers of employment to certain employees of the Company that provide services relating to the Product Portfolio, as further discussed below.
On March 1, 2019, the Company completed this previously announced sale under the terms of the Purchase Agreement (the “Completed Transaction”); consequently, the Company received an upfront cash payment of $158.8 million from the Buyer, of which $4 million will be held in escrow for six months to settle potential liabilities, as defined in the Purchase Agreement. The Company is also entitled to receive additional contingent milestone payments of up to $140 million from the Buyer. These contingent milestone payments are triggered upon the achievement of certain milestones, including the receipt of certain U.S. Food and Drug Administration regulatory approvals related to MARQIBO ® and the achievement of certain net sales targets related to MARQIBO ® and KHAPZORY™ by the Buyer. The milestones must be achieved within the five-year period following March 1, 2019.
Additionally, on March 1, 2019, under the terms of the Purchase Agreement, 89 then-Company employees were (or will be) terminated within 90 days. However, the majority of these individuals have transitioned to the Buyer as its new employees, concurrent with the Completed Transaction. The Company has retained a core group of commercial leadership talent for the future launches of ROLONTIS® and poziotinib.
The Company intends to use the proceeds from the Completed Transaction to advance and expand its in-development drug pipeline, as well as providing for general working capital requirements.

Item 8.01    Other Events
On March 1, 2019, the Company issued a press release announcing the Completed Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(b) Pro forma financial information.

Filed herewith as Exhibit 99.2 to this Form 8-K are the unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2018, and the unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2018, 2017, and 2016, respectively, of the Company to give effect to the Completed Transaction.

(d)     Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated March 1, 2019
99.2
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2018, and Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2018, 2017, and 2016, respectively, of Spectrum Pharmaceuticals, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date:	March 7, 2019	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer